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                                                               EXHIBIT 10(m)(ix)


                              EMPLOYMENT AGREEMENT


         EMPLOYMENT AGREEMENT, dated as of the 10th day of March 1998, between CN Biosciences, Inc., a Delaware corporation (the "Company") and Ben Matzilevich (the "Employee").

         1. Effective Date. This Employment Agreement shall become effective on the 3rd day of April, 1998 (the "Effective Date").

         2. Employment. The Company hereby employs the Employee and the Employee hereby accepts employment all upon the terms and conditions herein set forth.

         3. Duties. The Employee is engaged as Vice President, Market Development/Niche Applications and will report to the Chairman and Chief Executive Officer of the Company and hereby promises to perform and discharge well and faithfully all duties of this position. The important elements of this position entail the identification of product opportunities associated with high growth life science niche applications, the sourcing, licensing and/or internal development of such products and the assembling of these products into a niche catalogue that is then distributed and represented in the market place. The responsibilities of this position include being the architect as well as the executor with the end result being to develop the Company into a premier, innovative life science entity within the industry.

         4. Extent of Services. The Employee shall devote his entire time, attention and energies to the business of the Company and shall not during the term of this Employment Agreement be engaged in any other business activity whether or not such business activity is pursued for gain, profit or other pecuniary advantage; but this shall not be construed as preventing the Employee from investing his personal assets in businesses which do not compete with the Company in such form or manner as will not require any services on the part of the Employee in the operation of the affairs of the companies in which such investments are made and in which his participation is solely that of an investor, nor shall this be construed as preventing the Employee from purchasing securities in any corporation whose securities are regularly traded provided that such purchases shall not result in his collectively owning beneficially at any time one percent (1%) or more of the equity securities of any corporation engaged in a business competitive to that of the Company, without the express prior written consent of the Company.





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         5.      Compensation.

                 (a) For services rendered under this Employment Agreement, the Company shall pay the Employee a salary determined annually by the Compensation Committee of the Board of Directors (the "Base Salary"), payable (after deduction of applicable payroll taxes as an employee in the State of Massachusetts) in equal bi-weekly installments. The Employee shall also be eligible for and participate in such fringe benefits as shall be generally provided to executives of the Company, including medical insurance and retirement programs which may be adopted from time to time during the term hereof by the Company. On an annual basis, the Compensation Committee shall review Employee's salary and make such adjustment as may be warranted based upon Employee performance, Company financial performance, economic conditions, etc.

                 (b) At the conclusion of each Fiscal Year, the Employee shall be eligible for, and the Compensation Committee in its sole discretion, may award an executive bonus up to a maximum of 35% of Base Salary, based on the achievement of mutually acceptable objectives.

                 (c) The Company shall provide the Employee with the full use of the Company van while the Employee is in San Diego. In the event that the Company requires the use of the Company van, the Company shall provide Employee with a medium size rental vehicle.

         6. Paid Time Off. During the term of this Employment Agreement, the Employee shall be entitled to twenty-nine (29) paid days off pursuant to the Company's customary paid time off policy ("CalTime").

         7. Expenses. During the term of this Employment Agreement, the Company shall reimburse the Employee for all reasonable out-of- pocket expenses incurred by the Employee in connection with the business of the Company and in performance of his duties under this Employment Agreement upon the Employee's presentation to the Company of an itemized accounting of such expenses with reasonable supporting data.

         8.      Term.

                 (a) The Employee's employment under this Employment Agreement shall commence on the Effective Date and shall expire on the two year anniversary date thereof. Notwithstanding the foregoing, the Company may at its election, terminate the Employee's employment hereunder as follows:



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                                             Initials:_________     _________

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                   (i)    Upon thirty (30) days notice if the Employee becomes
         physically or mentally incapacitated or is injured so that he is unable to perform the services required of him hereunder and such inability to perform continues for a period in excess of ninety (90) days and is continuing at the time of such notice; or

                   (ii) For "Cause" upon notice of such termination to the Employee. For purposes of this Employment Agreement, the Company shall have "Cause" to terminate its obligations hereunder upon (A) the reasonable determination by the Chief Executive Officer that the Employee has ceased to perform his duties hereunder (other than as a result of his incapacity due to physical or mental illness or injury), which failure amounts to an intentional and extended neglect of his duties hereunder, (B) the Chief Executive Officer's reasonable determination that the Employee has engaged or is about to engage in conduct materially injurious to the Company, (C) the Employee's having been convicted of a felony, or (D) A material breach by the Employee of any of the other covenants or representations herein; or

                 (iii) (a) Without Cause (A) if within the 90-day period following the effective date of a "Change in Control" (as defined below) of the Company, by paying to the Employee salary continuation pay equal to the Employee's base salary in effect at the time of termination for a period equal to the greater of (i) 12 months from the date of such termination or (ii) the remaining term of this Employment Agreement or (B) if at any time, by paying to the Employee salary continuation pay equal to the Employee's base salary in effect at the time of termination for the remaining term of this Employment Agreement. If the Company shall decide not to renew this Employment Agreement, the ninety (90) day notification of the Company's intention not to renew prior to expiration of the initial or any subsequent annual term shall serve as adequate termination notice and the Employee hereby agrees to make a smooth transition of responsibilities during that ninety (90) day period and the Employee further agrees not to take any legal action against the Company related to said non-renewal and termination of employment.;

                          (b) In the event that the Employee resigns during the 90-day period following the effective date of a Change of Control of the Company, the Employee shall receive salary continuation pay equal to the Employee's base salary in effect at the time of the Change in Control for the period of 12 months from the date of such termination.;





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                          (c)      For purposes of this Employment Agreement,
         "Change of Control" shall mean (a) an acquisition (other than directly from the Company) by an individual, entity or a group (excluding the Company, an employee benefit plan of the Company or E.M. Warburg, Pincus & Co., LLC or its affiliates) of 50% or more of the Company's Common Stock, par value $.01 per share, or voting securities; (b) a change in a majority of the Company's current Board of Directors (the "Incumbent Board") (excluding any persons approved by a vote of at least a majority of the Incumbent Board or persons elected with the concurrence of a majority of the Incumbent Board); or (c) the consummation of a complete liquidation or dissolution of the Company or a merger, consolidation or sale of all or substantially all of the Company's assets (collectively, a "Business Combination") other than a Business Combination in which all or substantially all of the Company's stockholders receive 50% of more of the stock of the Company resulting from the Business Combination, at least a majority of the board of directors of the resulting corporation were members of the Incumbent Board, and after which no Person owns 50% or more of the stock of the resulting corporation, who did not own such stock immediately before the Business Combination.; and

                          (d) Not later than ninety (90) days prior to the expiration of the stated term of this Employment Agreement, the parties shall begin to negotiate in good faith the terms of any extension of this Employment Agreement, provided that neither party shall be under any obligation to enter into such an extension. In the case of a renewal and unless otherwise agreed to in writing by both parties, the terms and conditions of this Employment Agreement shall apply to any renewals or extensions thereto.

                 (iv)     Upon the death of the Employee.

         9. Representations. The Employee hereby represents to the Company that (a) he is legally entitled to enter into this Employment Agreement and to perform the services contemplated herein and is not bound under any employment or consulting agreement to render services to any third party, (b) he has the full right, power and authority, subject to no rights of third parties, to grant to the Company the rights contemplated by paragraph 10 hereof, and (c) he does not now have, nor within the last three years has he had, any ownership interest in any business enterprise (other than interest in publicly traded corporations where his ownership does not exceed one percent (1%) or more of



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the equity capital) which is a customer of the Company, any of its subsidiaries, or from which the Company or any of its subsidiaries purchases any goods or services or to whom such corporations owe any financial obligations or are required or directed to make any payments.

         10.     Inventions.

                 (a) The Employee hereby sells, transfers and assigns to the Company or to any person, or entity designated by the Company all of the entire right, title and interest of the Employee in and to all inventions, ideas, disclosures and improvements, whether patented or unpatented, and copyrightable material, made or conceived by the Employee, solely or jointly, during the term hereof which relate to methods, apparatus, designs, products, processes or devices, sold, leased, used or under consideration or development by the Company or any of its subsidiaries, or which otherwise relate to or pertain to the business, functions or operations of the Company or any of its subsidiaries or which arise from the efforts of the Employee during the course of his employment for the Company or any of its subsidiaries. The Employee shall communicate promptly and disclose to the Company, in such form as the Company requests, all information, details and data pertaining to the aforementioned inventions, ideas, disclosures and improvements; and the Employee shall execute and deliver to the Company such formal transfers and assignments and such other papers and documents as may be necessary or required of the Employee to permit the Company or any person or entity designated by the Company to file and prosecute the patent applications and, as to copyrightable material, to obtain copyright thereof. Any invention relating to the business of the Company and its subsidiaries and disclosed by the Employee within one year following the termination of this Agreement shall be deemed to fall within the provisions of this paragraph unless proved to have been first conceived and made following such termination.

                 (b) The Employee has been notified and understands that the provisions of this Section 11 do not apply to any of the aforementioned inventions, ideas, disclosures and improvements that qualify fully under the provisions of Section 2870 of the California Labor Code, which states as follows:

                          (i)     Any provision in an employment agreement
which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:



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                                  (a)      Relate at the time of conception or
reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer.

                                  (b)      Result from any work performed by
the employee for the employer.

                          (ii)    To the extent a provision in an employment
agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subsection (i), the provision is against the public policy of this state and is unenforceable.

         11. Insurance. The Company may, at its election and for its benefit, insure the Employee against accidental loss or death, and the Employee shall submit to such physical examination and supply such information as may be required in connection therewith.

         12. Notices. Any notice required or permitted to be given under this Employment Agreement shall be sufficient if in writing and if sent by registered mail to Mr. Ben Matzilevich at his home address as reflected on the records of the Company, in the case of the Employee, or Mr. Stelios B. Papadopoulos, Chief Executive Officer, CN Biosciences, Inc., 10394 Pacific Center Court, San Diego, CA 92121, in the case of the Company.

         13. Waiver of Breach. A waiver by the Company or the Employee of a breach of any provision of this Employment Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by the other party.

         14. Governing Law. This Employment Agreement shall be governed by and construed and enforce in accordance with the laws of the State of California without giving effect to the choice of law or conflict of laws provisions thereof.

         16. Assignment. This Employment Agreement may be assigned, without the consent of the Employee, by the Company to any person, partnership, corporation, or other entity which has purchased substantially all the assets of the Company, provided such assignee assumes all the liabilities of the Company hereunder.







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         17.     Entire Agreement.  This Employment Agreement contains the
entire agreement of the parties and supersedes any and all agreements, letter of intent or understandings between the Employee and (a) the Company, (b) any member of the Calbiochem Novabiochem Group or (c) any of the Company's principal shareholders, affiliates or subsidiaries regarding employment. This Employment Agreement may be changed only by an agreement in writing signed by a party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

         IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the day first herein above written.


                                       CN BIOSCIENCES, INC.



                                       By:   /S/ STELIOS B. PAPADOPOULOS
                                          -----------------------------------
                                             Stelios B. Papadopoulos
                                             Chief Executive Officer


                                             EMPLOYEE



                                       By:   /S/ BEN MATZILEVICH
                                          -----------------------------------
                                             Ben Matzilevich






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